Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

VERICITY, INC.

(effective as of August 6, 2019)

Article I.

CORPORATE OFFICES

Section 1.1.Registered Office.  The registered office of Vericity, Inc. (the “Corporation”) in the State of Delaware shall be fixed in the Corporation’s certificate of incorporation (the “Charter”) as the same may be amended from time to time.

Section 1.2.Other Offices.  The Corporation may also have offices at such other places both within or without the State of Delaware as the Corporation’s board of directors (the “Board”) may from time to time determine or as the business of the Corporation may require.

Section 1.3.Books and Records.  The books and records of the Corporation may be kept within or without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

Article II.

MEETINGS OF STOCKHOLDERS

Section 2.1.Place of Meetings.  Meetings of stockholders shall be held at any place, within or without the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section 2.2.Annual Meetings.  An annual meeting of stockholders shall be held each year for the election of directors and the transaction of such other business as may properly be brought before the meeting in accordance with these bylaws (these “Bylaws”) at such date, time and place, if any, as may be fixed by resolution of the Board from time to time.

Section 2.3.Special Meetings.  Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or outside the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation. Notice shall be promptly given to the stockholders entitled to vote at such meeting, in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

Section 2.4.Notice of Stockholders’ Meetings.  All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws.  Unless otherwise provided by applicable law or the Charter, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Section 2.5.Manner of Giving Notice; Effective Date.  If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner permitted by Section 232 of the DGCL.

Section 2.6.Quorum.  Except as otherwise provided by applicable law, the Charter or rules of any stock exchange upon which shares of the Corporation’s capital stock are listed, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. In the absence of a quorum, then either (a) the chairman of the meeting, or (b) the stockholders representing a majority of the voting power at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally specified in the notice.

Section 2.7.Adjourned Meeting; Notice.  When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally specified in the notice.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.8.Inspectors of Elections; Opening and Closing the Polls. The Corporation shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

Section 2.9.Conduct of Business.  The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of business.

Section 2.10.Voting.  Except as otherwise provided by the DGCL, the Charter or these Bylaws, every holder of the Corporation’s common stock shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 2.11.List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include email addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.12.Record Date for Stockholder Notice; Voting.

(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 2.13.Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

Section 2.14.Advance Notice Requirements for Election of Directors.

(a)Only persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board and the proposal of business to be transacted by the stockholders may only be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of such meeting, (ii) in accordance with Article III of these Bylaws, or (iii) by any stockholder of record of the Corporation at the time of the giving of the notice required in Section 2.14(b) who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.14.  The foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (as amended, together with the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(b)For nominations or business to be properly brought before an annual meeting by a stockholder of record pursuant to clause (iii) of Section 2.14(a), (i) the stockholder of record must have given timely notice thereof in writing to the secretary of the Corporation, (ii) the stockholder of record must provide to the secretary of the Corporation any updates or supplements to such notice at the times and in the forms specified in this Section 2.14, (iii) any such business must be a proper matter for stockholder action under Delaware law and (iv) the stockholder of record and the beneficial owner or owners, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below). To be timely, a notice by a stockholder of record must be received by the secretary of the Corporation at the principal executive offices of the Corporation not less than 90 nor more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this Section 2.14(b), if the meeting is convened more than sixty (60) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder of record to be timely must be so received not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board made by the Corporation at least 10 days before the last day a stockholder of record may deliver a notice of nomination in accordance with the preceding sentence, a notice by a stockholder of record required by this Section 2.14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase in the number of directors, if it shall be received by the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall the public disclosure of an adjournment, or postponement for which notice has been given of an annual meeting, commence a new time period for the giving of a notice by a stockholder of record.

(c)Such notice by a stockholder of record shall set forth:

(i)If such notice pertains to the nomination of directors, as to each person whom the stockholder of record proposes to nominate for election or reelection as a director: (A) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act; (B) such person’s written consent to being named as a nominee and to serve as a director if elected; (C) a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder of record and beneficial owner or owners, if any, and their respective affiliates and associates, or other persons acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates or other persons acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder of record making the nomination and any beneficial owner or owners, if any, or other person on whose behalf the nomination is made, or any affiliate or associate thereof or other person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (D) a written representation and agreement (in the form provided by the secretary of the Corporation upon written request) that such person (1) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in writing to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(ii)As to any business that the stockholder of record proposes to bring before the meeting: a brief description of such business (including the complete text of any resolutions to be presented at the annual meeting, and, in the event that such business includes a proposal to amend these Bylaws, the complete text of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of such stockholder of record and the beneficial owner or owners, if any, or other persons on whose behalf the proposal is made or acting in concert therewith and a description of all agreements, arrangements and understandings between such stockholder of record and beneficial owner or owners, if any, and any other such person or persons (including their names) in connection with the proposal of such business by such stockholder of record.

(iii)As to (1) the stockholder of record giving the notice and (2) the beneficial owner or owners, if any, or other persons on whose behalf the nomination or proposal is made or acting in concert therewith (each, a “party”):

a.the name and address of each such party;

b.(1) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, any synthetic equity transaction and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Corporation, (4) any short interest or other borrowing arrangement in any security of the Corporation held by each such party as of the date of such notice or at any point during the preceding six months (for purposes of this Section 2.14(c), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner or other person, as the case may be, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (8) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation), and (9) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations for election as directors, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the stockholder of record or beneficial owner or owners, as the case may be, to be sufficient to elect the persons proposed to be nominated by the stockholder of record (such statement, a “Solicitation Statement”).

(d)A stockholder of record providing notice of a nomination of director or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(e)A person shall not be eligible for election or reelection as a director at an annual meeting unless (i) the person is nominated by a stockholder of record in accordance with Section 2.14(a)(iii); or (ii) the person is nominated in accordance with Article III. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(f)For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.15.Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, a plurality of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. Except as otherwise provided by law, the Charter or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Article III.

DIRECTORS

Section 3.1.Powers.  Subject to the provisions of the DGCL and any limitations in the Charter or these Bylaws, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

Section 3.2.Defined Terms.  The following terms used in these Bylaws have the meanings given them in the Amended and Restated Standby Stock Purchase Agreement dated March 25, 2019, by and among Members Mutual Holding Company, Fidelity Life Association, the Corporation, and Apex Holdco L.P. (the “Standby Purchase Agreement”):  Advisory Board, Affiliate, Cause, Company Designee, Group Company, Material Amendment, Standby Purchaser Designee, Standby Purchaser, and Standstill Period.

Section 3.3.Composition of the Board of Directors.  The Board shall consist of the Standby Purchaser Designees and the Company Designees.  The number of Company Designees shall not exceed six (6) nor at any time be less than two (2), and the number of Standby Purchaser Designees shall at any given time, subject to the last sentence of this Section 3.3, be one (1) more than the number of Company Designees but in no event less than three (3).  The number of the initial Company Designees and Standby Purchaser Designees shall be as provided in the Standby Purchase Agreement.  In the event of a vacancy occurring among the Company Designees, the size of the Board may be adjusted in accordance with Section 3.6 hereof.  Notwithstanding the foregoing, if among the Company Designees and the Standby Purchaser Designees there are insufficient independent directors available to satisfy the independence requirements under the rules of the Nasdaq Stock Market or the Securities and Exchange Commission relating to the number of independent directors required to serve on the board of directors or any committee thereof, the Standby Purchaser shall have the right to designate the minimum number of additional directors necessary to satisfy such applicable independence requirements.

Section 3.4.Nomination, Election, and Term of Office of Directors.

(a)Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation, retirement or removal for Cause.  Directors need not be stockholders.

(b)At any election of directors, a majority of the Standby Purchaser Designees (or the sole remaining Standby Purchaser Designee) shall have the right to nominate the successors of the Standby Purchaser Designees, and a majority of the Company Designees (or the sole remaining Company Designee), shall have the right to nominate the successors of the Company Designees, in each case for election or reelection to the Board.  If there are no Company Designees then serving on the Board, a majority of the members of the Advisory Board (or the sole remaining member thereof) shall have the right to nominate the successors of the Company Designees.

(c)No person eighty (80) years of age or above shall be eligible for election, reelection, appointment, or reappointment to the Board.  No director shall serve as such beyond the annual meeting of the Corporation immediately following such director’s attainment of the age of eighty (80).

Section 3.5.Resignation.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.

Section 3.6.Vacancies.  Vacancies on the Board shall be filled as follows: (i) in the event of any vacancy in the office of any Standby Purchaser Designee, the remaining Standby Purchaser Designees shall have the right to designate a replacement to fill such vacancy, and (ii) in the event of any vacancy in the office of any Company Designee, a majority of the remaining Company Designees (or the sole remaining Company Designee) shall have the right to designate a replacement to fill such vacancy, and if there are no Company Designees then serving on the Board, a majority of the members of the Advisory Board (or the sole remaining member thereof) shall have the right to designate a replacement to fill such vacancy.  Notwithstanding the foregoing, at the election of the Standby Purchaser, in lieu of the designation of a replacement Company Designee as provided above, the size of the Board may be reduced by two directors so long as one of the Standby Purchaser Designees resigns, such that the Standby Purchaser will continue to have one more designee than the number of Company Designees (provided that the number of Company Designees, as reduced as aforesaid, may not be reduced below two).  Any director elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the vacancy so filled.

Section 3.7.Chairman of the Board.  The Board shall elect a chairman of the Board from among the Standby Purchaser Designees.  The chairman of the Board shall preside at all meetings of the stockholders and of the Board and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board or provided in these Bylaws.

Section 3.8.Place of Meetings, Meetings by Telephone.  The Board may hold meetings, both regular and special, either within or without the State of Delaware. Unless otherwise restricted by the Charter or these Bylaws, members of the Board and the Advisory Board may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.9.Regular Meetings.  Regular meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Board.  Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board or otherwise publicized among all of the directors in writing (including by facsimile or by email).

Section 3.10.Special Meetings; Notice.  Special meetings of the Board for any purpose or purposes may be called at any time by any of the directors then in office.

Notice of the time, place and purpose of special meetings of the Board shall be: (a) delivered personally by hand or by courier; (b) sent by United States first-class mail, postage prepaid; (c) sent by facsimile; or (d) sent by email; in each case directed to each director at that director’s address, telephone number, facsimile number or email address, as the case may be, as shown on the Corporation’s records.

If the notice is (a) delivered personally by hand or by courier, (b) sent by facsimile or (c) sent by email, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting of the Board. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting of the Board. Any oral notice may be communicated in person to the director.

Section 3.11.Waiver of Notice.  A written waiver of any notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business nor the purpose of any meeting need be specified in such waiver.

Section 3.12.Quorum.  At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by law, the Charter or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.13.Board Action by Written Consent.  Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.14.Fees and Compensation of Directors.  The Board shall have the authority to fix the compensation of directors, provided that the compensation payable to the Company Designees may be decreased only with the approval of a majority of the Company Designees and increased only with the approval of a majority of the Standby Purchaser Designees. The directors shall also be paid their reasonable expenses of attendance at each meeting of the Board or a committee thereof.

Article IV.

ADVISORY BOARD

Section 4.1.Advisory Board.  Effective upon the closing of the transactions contemplated by the Standby Purchase Agreement, the Advisory Board shall be established to provide general policy advice to the Board.

Section 4.2.Advisory Board Members.  Only those individuals who were directors of Members Mutual as of the date of the Standby Purchase Agreement shall be eligible to serve on the Advisory Board.  The initial members of the Advisory Board shall be as provided in the Standby Purchase Agreement.  Upon a Company Designee’s resignation or retirement from the Board prior to the termination of the Advisory Board, effective upon notice to the Corporation, such former Company Designee shall become a member of the Advisory Board.  A member of the Advisory Board shall be entitled to receive notice of, attend and participate in all meetings of the Board on the same basis as a director, but shall not have any voting rights or any responsibility or be subject to any liability imposed upon a director or in any manner otherwise be deemed a director.  Members of the Advisory Board shall serve until the termination of the Advisory Board as provided in Section 4.5 hereof, or such individual’s earlier death, resignation or removal for Cause.  Advisory Board members shall enter into customary confidentiality agreements and recuse themselves from meetings if participation would, in the opinion of counsel to the Corporation, compromise attorney client privilege.

Section 4.3.Company Designee Nomination.  In the event that there are no remaining Company Designees to make such nomination or designation as provided for in Sections 3.4 and 3.6 hereof, the Advisory Board shall have the right to nominate individuals as successor, or designate individuals as replacement, Company Designees.

Section 4.4.Compensation.  Members of the Advisory Board shall be entitled to the same compensation and expense reimbursement as that payable to the Company Designees for serving on the Board, and separate rights to indemnification and advancement of expenses in their capacity as third-party indemnitees and not as fiduciaries of the Corporation.

Section 4.5.Termination of the Advisory Board.    The Advisory Board shall terminate on the earlier to occur of (a) expiration of the Standstill Period, or (b) the fifth anniversary of the closing of the transactions contemplated by the Standby Purchase Agreement.

Article V.

COMMITTEES

Section 5.1.Committees of Directors.  The Board may designate, by resolution, one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board designating such committee or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Corporation.

Section 5.2.Composition of Committees.  The majority of the members of each committee shall consist of Standby Purchaser Designees, and at least one (1) Company Designee shall serve on each committee.

Section 5.3.Committee Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 5.4.Meetings and Actions of Committees.

(a)Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 3.1, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, and 3.13, in each case with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members.

(b)Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee.  Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.

Article VI.

OFFICERS

Section 6.1.Executive Officers; Election; Term of Office.  The Board shall elect a chief executive officer and a chief financial officer.  The Board shall also elect a secretary and may elect a president, one or more vice presidents and such other officers and assistant officers as may be deemed necessary or desirable by the Board. Any number of offices may be held by the same person, except that neither the chief executive officer nor the president shall also hold the office of secretary. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable, except that the office of secretary shall be filled as expeditiously as possible.  Each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 6.2.Resignation; Removal; Vacancies.  Any officer may resign at any time by giving written notice to the chairman of the Board, the chief executive officer or the secretary.  Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.  A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board at any regular or special meeting.

Section 6.3.Vacancies.  Any vacancy occurring in any office because of death, resignation or removal may be filled by the Board.

Section 6.4.Compensation.  Compensation of all executive officers shall be fixed by or under the direction of the Board.

Section 6.5.Chief Executive Officer.  The chief executive officer shall have general charge, control, direction and supervision over the business and affairs of the Corporation, subject to the control and direction of the Board and shall perform such other duties and have such other powers as the Board may from time to time prescribe. He/she may sign and execute in the name of the Corporation all authorized contracts, bonds, mortgages or other authorized corporate obligations or instruments.  The chief executive officer shall recommend to the Board candidates for appointment to the other officers set forth in this Article VI.

Section 6.6.President. The president shall have such duties and exercise such powers as the chief executive officer may from time to time prescribe. He/she may sign and execute in the name of the Corporation all authorized contracts, bonds, mortgages or other authorized corporate obligations or instruments.

Section 6.7.Chief Financial Officer.  The chief financial officer shall be responsible for the financial affairs of the Corporation, under the direction of the chief executive officer and subject to the control of the Board and shall render to the chief executive officer and the Board at its regular meetings, or when the Board so requires, an account of the financial condition of the Corporation. He/she shall also perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.8.Executive Vice President. The executive vice president (or, if there shall be more than one, the executive vice presidents in the order designated by the Board, or in the absence of any designation, then in order of their election) shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the chief executive officer may from time to time prescribe.

Section 6.9.Senior Vice President. The senior vice president (or, if there shall be more than one, the senior vice presidents in the order designated by the Board, or in the absence of any designation, then in order of their election) shall, in the absence or disability of the president or any executive vice presidents, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the chief executive officer may from time to time prescribe.

Section 6.10.Vice Presidents. The vice presidents in the order of their election unless otherwise determined by the Board, shall, in the absence or disability of the chief executive officer, the president, any executive vice presidents or any senior vice presidents, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the chief executive officer may from time to time prescribe.

Section 6.11.Secretary. The secretary shall when practicable attend all meetings of the Board and all meetings of the stockholders, and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and notice of all meetings of the Board, where required by these Bylaws or by resolution or order of the Board. He/she shall perform such other duties as may be prescribed by the chief executive officer of the Corporation. He/she shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an assistant secretary.

Section 6.12.Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order of their election unless otherwise determined by the Board, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the chief executive officer may from time to time prescribe.

Section 6.13.Treasurer.

(a)The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall cause to be deposited all monies and other valuable effects in the name and to the credit of the Corporation in such depositories.

(b)He/she shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board by general resolution or otherwise, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as treasurer.

Section 6.14.Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order of their election unless otherwise determined by the Board, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.15.Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to the chief executive officer the power to choose such other officers and to prescribe their respective duties and powers.

Section 6.16.Duties of Officers. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the chairman of the Board, chief executive officer, president, or any vice president and any such officer may in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at a meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

Section 6.17.Delegation of Authority.  The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Article VII.

GENERAL MATTERS

Section 7.1.Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

Section 7.2.Checks.  From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

Section 7.3.Execution of Corporate Documents and Instruments.  The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 7.4.Stock Certificates, Partially Paid Shares.  The shares of the Corporation may be certificated or uncertificated, as provided under the DGCL.  All certificates shall be numbered and shall be entered in the books of the Corporation as they are issued.  The certificates shall be signed by, or in the name of the Corporation by the chairman of the Board, or a president or vice president, and by the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

Section 7.5.Lost Certificates.  Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 7.6.Dividends.  The Board, subject to any restrictions contained in either (i) the DGCL, or (ii) the Charter, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.  The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

Section 7.7.Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

Section 7.8.Seal.  The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.9.Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto (unless the shares are uncertificated), cancel the old certificate, and record the transaction in its books.

Section 7.10.Registered Stockholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends,

and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise provided by the laws of Delaware.

Section 7.11.Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provisions of the DGCL, the Corporation’s Charter or these Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants therein; provided the provisions of this Section 7.11 will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.11.

Section 7.12.Amendments.  The amendment or repeal of any of these Bylaws, or the adoption of any bylaw inconsistent with these Bylaws, shall require either: (i) the affirmative vote of stockholders of the Corporation holding at least a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, subject to any applicable contractual restrictions, voting together as a single class; or (ii) the affirmative vote of a majority of the total number of directors of the Corporation; provided, however, that during the Standstill Period, the Board may not alter, amend, change, add to or repeal the Bylaws of the Corporation in manner that would constitute a Material Amendment without the approval of a majority of the Company Designees.